Woven Planet, a subsidiary of Toyota,
to acquire Lyft’s self-driving car division
$550 Million Deal Unites Talent, Technology and Geographies to Propel the Industry Forward
SAN FRANCISCO and TOKYO, Japan – Lyft, Inc. (LYFT) announced today that the company has signed an agreement with Woven Planet Holdings, Inc., (“Woven Planet”), a subsidiary of Toyota Motor Corporation, for the acquisition of Lyft’s self-driving vehicle division, Level 5. The transaction also includes multi-year non-exclusive commercial agreements between Lyft and Woven Planet to accelerate the development and enhance the safety of automated driving technology.
“Today’s announcement launches Lyft into the next phase of an incredible journey to bring our mission to life,” Lyft Co-Founder and CEO Logan Green said. “Lyft has spent nine years building a transportation network that is uniquely capable of scaling AVs. This partnership between Woven Planet and Lyft represents a major step forward for autonomous vehicle technology.”
“This acquisition assembles a dream team of world-class engineers and scientists to deliver safe mobility technology for the world,” James Kuffner, CEO of Woven Planet said. “The Woven Planet team, alongside the team of researchers at Toyota Research Institute, have already established a center of excellence for software development, automated driving, and advanced safety technology within the Toyota Group. I am absolutely thrilled to welcome Level 5’s world-class engineers and experts into our company, which will greatly strengthen our efforts.”
The Level 5 team will join Woven Planet, a subsidiary of Toyota dedicated to developing autonomous driving and other advanced mobility technologies. In addition to the acquisition of Level 5, Woven Planet and Lyft have signed commercial agreements for the utilization of Lyft system and fleet data to accelerate the safety and commercialization of the automated-driving vehicles that Woven Planet will develop.
Lyft’s Open Platform team, which focuses on the deployment and scaling of third-party self-driving technology on the Lyft network, will become the new Lyft Autonomous team. “We are excited about the transformative impact AVs will have on our world as we drive toward a future that is electric, autonomous and shared,” Green said. “With Lyft Autonomous, we can combine the power of Lyft’s hybrid network, marketplace engine and fleet management capabilities to help our AV partners scale deployment with the highest revenue per mile at the lowest cost per mile. We look forward to continuing to partner with the best autonomous vehicle companies to bring this technology to market.”
Lyft will receive, in total, approximately $550 million in cash with this transaction, with $200 million paid upfront subject to certain closing adjustments and $350 million of payments over a five-year period. The transaction is also expected to remove $100 million of annualized non-GAAP operating expenses on a net basis - primarily from reduced R&D spend - which will accelerate Lyft’s path to Adjusted EBITDA profitability.
“Not only will this transaction allow Lyft to focus on advancing our leading Autonomous platform and transportation network, this partnership will help pull in our profitability timeline,” Lyft Co-Founder and President John Zimmer said. “Assuming the transaction closes within the expected timeframe and the COVID recovery continues, we are confident that we can achieve Adjusted EBITDA profitability in the third quarter of this year.”
The transaction is expected to close in the third quarter of 2021, subject to the receipt of required regulatory approvals and customary and other closing conditions.
Supplemental Materials
Lyft Autonomous Fact Sheet
Lyft Autonomous Investor Presentation

Webcast
Lyft will host a webcast today at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time) to discuss this transaction. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.
About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts away from car ownership to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals and transit all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.
About Woven Planet Group
At Woven Planet Group, we are on a mission to design a happier planet through secure, connected mobility solutions. Starting business in 2021, Woven Planet Group is an expansion of the operations of Toyota Research Institute - dedicated to bringing its vision, “Mobility to Love, Safety to Live” to life. Under this shared goal, our four companies, Woven Planet Holdings, Woven Core, Woven Alpha and Woven Capital are transforming how people live, move, and play through new innovations and investment in automated driving, robotics, smart cities, and more.
For more information, please visit: www.woven-planet.global/
Disclosure Information
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Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Lyft’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the proposed transaction with Woven Planet Holdings, Inc., including the benefits of the transaction and closing date, as well as the commercial collaboration; autonomous vehicle technology; Lyft Autonomous, including its capabilities and Lyft’s autonomous vehicle strategy; and Lyft’s future financial and operating performance, including its outlook for Adjusted EBITDA and expectations regarding reduced operating expenses. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks, uncertainties and other factors relate to, among others, risks and uncertainties related to the pending transaction and contemplated commercial collaboration with Woven Planet Holdings, Inc., including the costs, expenses or difficulties related to the transaction and such collaboration; the risk that the transaction or the commercial collaboration may not be completed within the expected timeframe or at all; failure to realize the expected benefits of the transaction or the commercial collaboration; the potential impact of the announcement, pendency or consummation of the transaction or the commercial collaboration and the agreements of the parties in connection with the foregoing on relationships with our employees, customers, suppliers and other business partners; and the technological development and commercialization of autonomous driving technologies. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Lyft’s filings with the Securities and Exchange Commission (“SEC”), including Lyft’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC. The forward-looking statements in this press release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
Lyft’s calculation of Adjusted EBITDA loss excludes interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, costs related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, restructuring and related charges, and costs related to the transfer of certain legacy auto insurance liabilities. We have not provided an outlook for GAAP net income (loss) or reconciled Adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between Adjusted EBITDA and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these reconciling items, such as stock-based compensation expense. While we expect the transaction to close in the third quarter of 2021, we are unable to precisely estimate the date of regulatory approvals and fulfillment of other closing conditions. To provide investors with a representative savings datapoint for the third quarter and beyond, as long as the transaction closes in the third quarter, our non-GAAP results for Q3 will exclude any potential one-time gains or losses on the transaction, related transaction expenses and the expenses of the division being transferred for the full quarter. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Lyft records historical changes to liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the historical changes to liabilities for insurance required by regulatory agencies from Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.
Lyft uses Adjusted EBITDA in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted EBITDA is a key performance measure that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, Lyft uses Adjusted EBITDA for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted EBITDA, should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

Lyft Contacts
Sonya Banerjee	Media
investor@lyft.com	press@lyft.com